                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-b(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         FRANKLIN FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:_________
     2) Aggregate number of securities to which transaction applies: ___________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 ___________________________________
     4) Proposed maximum aggregate value of transaction: _______________________
     5) Total fee paid: ________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ________________________________________________
     2) Form, Schedule or Registration Statement No.: __________________________
     3) Filing Party: __________________________________________________________
     4) Date Filed: ____________________________________________________________

______________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                         FRANKLIN FINANCIAL CORPORATION



                                 April 26, 1999

Dear Shareholder:

         This year's Annual Meeting of Shareholders of Franklin Financial Corporation will be held on Tuesday, May 18, 1999, at 4:30 p.m., at Franklin National Bank's Williamson Square office, 1105 Murfreesboro Road, Franklin, Tennessee 37064. You are cordially invited to attend.

         The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

         A copy of the Company's 1998 Annual Report is also enclosed for your information.

         We look forward to seeing you at the Annual Meeting.


                                    Very truly yours,


                                    /s/ Gordon E. Inman

                                    Gordon E. Inman
                                    Chairman of the Board




                 230 Public Square, Franklin, TN 37064 790-2265

                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 1999


         The annual meeting of shareholders of Franklin Financial Corporation (the "Company") will be held on Tuesday, May 18, 1999, at 4:30 p.m., at Franklin National Bank's Williamson Square office, 1105 Murfreesboro Road, Franklin, Tennessee 37064, for the following purposes:

                  (1) To elect six (6) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified; and

                  (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 1, 1999, will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                    By Order of the Board of Directors,


                                    /s/ Richard E. Herrington

                                    Richard E. Herrington
                                    President and Chief Executive Officer

Franklin, Tennessee
April 26, 1999

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND
PERSONALLY.

                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1999


                           --------------------------
                                 PROXY STATEMENT
                           --------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Financial Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, May 18, 1999, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 26, 1999. The address of the principal executive offices of the Company is 230 Public Square, Franklin, Tennessee 37064.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below to constitute the entire Board of Directors.

         In February 1998, the Company effected a 2-for-1 stock split and in June 1998, the Company effected a 4-for-1 stock split. All share data has been retroactively restated as if both stock splits had occurred at the beginning of the periods presented.

         The record of shareholders entitled to vote at the annual meeting was taken on April 1, 1999. On that date the Company had outstanding and entitled to vote 30,474,219 shares of common stock, no par value, with each share entitled to one vote.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of six directors. The Company's By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at six by the Board. The Board of Directors recommends the election of the six nominees listed below.

         In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than six nominees. The affirmative vote of a majority of all votes cast at the meeting by the holders of the Common Stock is required for the election of the six nominees standing for election. With the exception of Mr. Lanier, all of the nominees have been directors of the Company since December 1988. Mr. Lanier has been a director of the Company since August 1989. Management of the Company has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         RICHARD E. HERRINGTON, age 51, has served as President and Chief Executive Officer of the Company since December 1988 and of the Bank from May 1989 to July 1992. From 1985 to 1988, Mr. Herrington served as President of Security Information Systems, Inc., a subsidiary of Security Federal Savings and Loan, Nashville, Tennessee.

         GORDON E. INMAN, age 60, has served as Chairman of the Board of the Company since December 1988 and of the Bank since May 1989. In addition, Mr. Inman was the owner of Inman Realtors, a real estate brokerage firm from 1979 to 1996. Mr. Inman is also a Trustee of Belmont University in Nashville, Tennessee.

         CHARLES R. LANIER, age 42, has served as Executive Vice President of the Bank since July 1989. Mr. Lanier served in various capacities with Sovran Bank (formerly Williamson County Bank) in Williamson County, Tennessee from 1978 to 1989, including, most recently, as Assistant Vice President for Commercial Lending.

         D. WILSON OVERTON, age 49, is a Certified Public Accountant and has been a shareholder of Williams, Crosslin, Sparks & Vanden, P.C. since September 1996. From 1992 to September 1996, Mr. Overton was a shareholder in the regional accounting firm of Home CPA Group, a professional association. From 1991 to 1992, Mr. Overton was a partner in the accounting firm of Yeary, Howell, Overton & Michie, CPA's. From 1989 to 1991, Mr. Overton was the owner of D. Wilson Overton, CPA, and from 1984 to 1989, he was associated with the firm of Wilson, Work, Fossett & Greer, CPA's.

         EDWARD M. RICHEY, age 47, has been the owner and a director of Goodman, Inman & Richey, Inc., a weight loss franchise operation, since 1979, and served as its President from 1979 to 1986. In addition, Mr. Richey has served as President of Richey Insurance Service, Inc. since 1976.

         EDWARD P. SILVA, age 56, is an attorney-at-law who has been a partner in the law firm of Hartzog, Silva & Davies since 1974.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

         Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the General Counsel of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.


                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held eight meetings during the year ended December 31, 1998. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has two standing committees -- the Audit Committee and the Stock Option Committee. The Board of Directors does not have standing nominating or compensation committees, such functions being reserved to the full Board of Directors.

         The Audit Committee presently consists of D. Wilson Overton and Edward
M. Richey. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. The Audit Committee held four meetings during 1998.

         The Stock Option Committee presently consists of D. Wilson Overton, Edward M. Richey and Edward P. Silva. The Stock Option Committee has been assigned the functions of administering the Company's stock option plan and granting options thereunder. The Stock Option Committee held one meeting during 1998.

                               EXECUTIVE OFFICERS

        The executive officers of the Company are as follows:

         NAME                                    AGE                POSITION HELD
         ----                                    ---                -------------
         Gordon E. Inman                         60                 Chairman of the Board

         Richard E. Herrington                   51                 President and Chief Executive Officer

         J. Myers Jones, III                     48                 President of Franklin National Bank

         Lisa L. Musgrove                        36                 Senior Vice President and Chief
                                                                    Financial  Officer

         George J. Regg, Jr.                     54                 Senior Vice President, Secretary and
                                                                    General Counsel

         Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Gordon E. Inman and Richard E. Herrington.

         J. MYERS JONES, III has served as President and Chief Executive Officer of the Bank since August 1992. From 1989 to 1992, Mr. Jones served as County Executive Officer of NationsBank of Tennessee, N.A.

         LISA MUSGROVE has served as Senior Vice President and Chief Financial Officer of the Company since March 1999 and as Vice President and Controller of the Bank since July 1994. Ms. Musgrove served in various capacities with Tennessee National Bank from 1989 to 1994, including most recently, Vice President, Controller and Treasurer.

         GEORGE J. REGG, JR. has served as Senior Vice President, Secretary and General Counsel of the Company since November 1997. Mr. Regg served as President of Goodman, Inman, Richey, Inc., a weight loss franchise operation, from 1994 to 1997, and as its Vice President and General Counsel from 1983 to 1994.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 1, 1999 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer (as defined herein) and (iv) all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE OF                 PERCENT OF
BENEFICIAL OWNER                                            BENEFICIAL OWNERSHIP(1)           OUTSTANDING SHARES
----------------                                            -----------------------           ------------------
Richard E. Herrington (2)................................           1,269,536                          4.0%
Gordon E. Inman (3)......................................          16,349,829                         49.1
J. Myers Jones (4).......................................             711,224                          2.3
Charles R. Lanier (5)....................................             356,242                          1.2
D. Wilson Overton .......................................             300,020                          1.0
Edward M. Richey (6).....................................           4,365,952                         14.1
Edward P. Silva .........................................             104,108                          0.3
George J. Regg, Jr. (7)..................................           2,250,404                          7.4
All executive officers and directors
  as a group (9 persons).................................          23,741,435                         66.9

----------------
(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act"). The percentages are based upon 30,474,219 shares outstanding, except for certain parties who hold presently exercisable warrants or options to purchase shares. The percentages for those parties who hold presently exercisable warrants or options are based upon the sum of 30,474,219 shares plus the number of shares subject to presently exercisable warrants or options held by them, as indicated in the following notes.
(2) Includes 115,792 shares subject to presently exercisable stock purchase warrants granted in connection with the Company's initial stock offering and 931,136 shares subject to presently exercisable stock options. Also includes 6,512 shares held by the individual retirement account of Mr. Herrington's wife.
(3) Includes 2,844,000 shares subject to presently exercisable stock options. Also includes 2,000,000 shares held in a trust with respect to which Mr. Inman is a beneficiary. Mr. Inman's business address is 230 Public Square, Franklin, Tennessee 37064.
(4)      Includes 508,360 shares subject to presently exercisable stock options.
(5)      Includes 166,968 shares subject to presently exercisable stock options.
(6) Includes 385,952 shares subject to presently exercisable stock purchase warrants granted in connection with the Company's initial stock offering. Mr. Richey owns 3,482,720 shares individually and 497,280 shares are owned by Richey Insurance Company, an entity owned by Mr. Richey. Mr. Richey's address is P. O. Box 277, Franklin, Tennessee 37065.
(7) Includes 1,600 shares subject to presently exercisable stock options. Also includes 2,000,000 shares held under a trust for the benefit of Gordon Inman, with respect to which Mr. Regg serves as trustee. Mr. Regg's business address is 230 Public Square, Franklin, Tennessee 37064.

         There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during fiscal 1998 (together with the Chief Executive Officer, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                NUMBER OF
    NAME AND                                                                     OPTIONS                 ALL OTHER
PRINCIPAL POSITION                      YEAR              SALARY                 AWARDED                COMPENSATION
------------------                      ----              ------                 -------                ------------
Gordon E. Inman...................      1998            $166,703                 800,000                 $22,581(1)
  Chairman of                           1997             163,114                 226,000                  24,235(2)
  the Board                             1996             158,363                 205,000                  21,415(3)

Richard E. Herrington.............      1998            $122,286                 176,000                 $ 7,171(4)
  President and Chief                   1997             116,713                  80,000                   5,794(5)
  Executive Officer                     1996             110,917                  60,000                   5,458(6)

J. Myers Jones....................      1998            $119,869                  96,000                 $ 3,745(7)
  Bank President                        1997             115,163                  40,000                   3,022(8)
                                        1996             110,790                  40,000                   3,296(9)

George J. Regg, Jr................      1998            $100,833                   8,000                 $ 3,175(10)
  Senior Vice President,                1997(12)          12,500                       -                     660(11)
  Secretary and General
  Counsel

----------------
(1) Includes $8,697 paid in 1998 to Mr. Inman in lieu of cafeteria plan benefits and $3,334 in matching contributions under the Company's 401(k) plan. Also includes $6,750 as the value of 1,000 shares of common stock granted to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $3,800 auto allowance.
(2) Includes $12,143 paid in 1997 to Mr. Inman in lieu of cafeteria plan benefits and $2,742 in matching contributions under the Company's 401(k) plan. Also includes $6,050 as the value of 2,200 shares of Common Stock granted to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $3,300 auto allowance.
(3) Includes $13,208 paid in 1996 to Mr. Inman in lieu of cafeteria plan benefits and $3,167 in matching contributions under the Company's 401(k) plan. Also includes $5,040 as the value of 4,480 shares of Common Stock granted to Mr. Inman as compensation for his service as a director of the Company and the Bank.
(4) Includes $2,446 paid in 1998 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $4,725 as the value of 700 shares of Common Stock granted to Mr. Herrington as compensation for his service as a director of the Company and the Bank.
(5) Includes $1,944 paid in 1997 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $3,850 as the value of 1,400 shares of Common Stock granted to Mr. Herrington as compensation for his service as a director of the Company and the Bank.

(6) Includes $2,218 paid in 1996 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $3,240 as the value of 2,880 shares of Common Stock granted to Mr. Herrington as compensation for his service as a director of the Company and the Bank.
(7) Includes $2,395 paid in 1998 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,350 as the value of 200 shares of Common Stock granted to Mr. Jones as compensation for his service as a director of the Bank.
(8) Includes $1,922 paid in 1997 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,100 as the value of 400 shares of Common Stock granted to Mr. Jones as compensation for his service as a director of the Bank.
(9) Includes $2,216 paid in 1996 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,080 as the value of 960 shares of Common Stock granted to Mr. Jones as compensation for his service as a director of the Bank.
(10) Includes $1,150 paid in 1998 to Mr. Regg in matching contributions under the Company's 401(k) plan and $2,025 as the value of 300 shares of Common Stock granted to Mr. Regg as compensation for his service as an officer of the Company.
(11) Represents the value of 240 shares of Common Stock granted to Mr. Regg as compensation for his service as an officer of the Company.
(12)     Mr. Regg joined the Company in November 1997.

          Although the directors of the Company did not receive any cash compensation for their service as directors in 1998, the Company issued 100 shares of Common Stock to each outside director of the Company as compensation for his service as a director of the Company during 1998. Gordon Inman and Richard Herrington received 900 shares of Common Stock and 600 shares of Common Stock, respectively, as compensation for their service as directors of the Company. The Bank's outside directors currently receive a fee of $600 per month. In addition, each director of the Bank (other than J. Myers Jones) was issued 100 shares of Common Stock as compensation for his service as a director of the Bank during 1998. Mr. Jones was issued 200 shares of Common Stock as compensation for his service as a director of the Bank during 1998. Compensation to be paid to directors of the Company and the Bank during fiscal 1999 has not yet been established.

EMPLOYMENT AGREEMENT

         The Company has entered into an employment agreement with Gordon E. Inman, pursuant to which Mr. Inman serves as Chairman of the Board. The employment agreement is for a term of five years, expiring on December 31, 1999, and provides for automatic renewal for a period of one additional year unless the Company gives prior written notice that the agreement shall not be so extended. The agreement provides for Mr. Inman to be paid an initial annual base salary of $150,000, with the amount of the base salary to be adjusted annually in accordance with changes in the Consumer Price Index. The agreement also provides for the annual grant of stock options to Mr. Inman in accordance with a predetermined formula. These options are to be granted by the Board of Directors of the Company. The agreement also provides for Mr. Inman to receive an automobile, as well as health, disability and life insurance.

INCENTIVE STOCK OPTION PLAN

         On April 19, 1990, the Company's shareholders adopted an Incentive Stock Option Plan (the "Plan") for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan provides for the grant of incentive and non-qualified stock options to purchase up to 12,000,000 shares of Common Stock at the discretion of the Board of Directors of the

Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (i) the date which is the tenth anniversary of the date the option is granted, or (ii) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

         The following table provides certain information concerning individual grants of stock options made during the fiscal year ended December 31, 1998 to each of the Named Executive Officers.



                                INDIVIDUAL GRANTS

                                                              % OF TOTAL OPTIONS
                                           NUMBER OF              GRANTED TO
                                            OPTIONS          EMPLOYEES IN FISCAL        EXERCISE PRICE       EXPIRATION
NAME                                      GRANTED (1)                YEAR                ($ PER SHARE)          DATE
----                                      -----------               ------               -------------         -----
Gordon E. Inman......................       800,000                  65.1                    $2.75             1/5/13
Richard E. Herrington................       176,000                  14.3                    $2.75             1/5/08
J. Myers Jones.......................       96,000                   7.8                     $2.75             1/5/08
George J. Regg, Jr. .................        8,000                   0.6                     $2.75             1/5/08

------------------

(1) Options granted to Messrs. Inman, Herrington and Jones are immediately exercisable. Options granted to Mr. Regg are exercisable in increments of 20% per year over five years.

    The following table presents information regarding options and warrants exercised during 1998 and the value of unexercised options and warrants held at December 31, 1998 by the Named Executive Officers. There were no SARs outstanding during fiscal 1998.

                                                                                                         VALUE OF
                                                                             NUMBER OF                UNEXERCISED IN-
                                                                        UNEXERCISED OPTIONS          THE-MONEY OPTIONS
                                       SHARES                          AT FISCAL YEAR END(#)       AT FISCAL YEAR END(1)
                                     ACQUIRED ON         VALUE             EXERCISABLE/                EXERCISABLE/
NAME                                  EXERCISE         REALIZED            UNEXERCISABLE               UNEXERCISABLE
----                                  --------         ---------           -------------               -------------
Gordon E. Inman..................   1,700,464(2)     $ 11,426,000          2,644,000 / 0              $ 13,918,250 / $ 0
Richard E. Herrington............        --               --               996,928(3) / 0             $  5,610,439 / $ 0
J. Myers Jones...................        --               --                483,360 / 0               $  2,675,525 / $ 0
George J. Regg, Jr. .............        --               --                  0/8,000                 $    0/$32,000

------------------

(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 1998 ($6.75) and the exercise price of such warrants and options.
(2) Includes 1,543,808 stock purchase warrants granted in connection with the Company's initial stock offering.
(3) Includes 115,792 stock purchase warrants granted in connection with the Company's initial stock offering.

                              CERTAIN TRANSACTIONS

        In January 1989, the organizers of the Company entered into an agreement with Gordon E. Inman, the Chairman of the Board of the Company and the Bank, to lease a two-story office building and property located adjacent to same. Since 1989, the Company and Mr. Inman entered into several addendums to the lease agreement providing for the lease of additional space in the building. The monthly rental on the office building is presently $36,101, with increases to be made on an annual basis based on any increase in the Consumer Price Index ("CPI") during the previous year. The ground lease with respect to the property adjacent to the building requires that the Company pay a monthly rental of $574, with increases to be made on an annual basis based on the increase in the CPI during the previous year. In December 1993, the Bank entered into an agreement with Mr. Inman for the lease of office/warehouse space on Main Street in Franklin, Tennessee. The monthly rental on this facility is presently $5,500, with increases to be made on an annual basis based on any increase in the CPI during the previous year. Lease payments to Mr. Inman by the Company with respect to such properties totaled $489,255 during 1998 and $390,206 during 1997.

        Century Construction Company, a general contractor owned and controlled by James W. Cross, IV, a director of the Bank, served as general contractor in connection with the construction of the Bank, Franklin Financial Center and the Fairview Branch facility during 1998 and 1997. Payments by the Bank to Century Construction Company, which includes payment for services rendered by unrelated subcontractors, totaled $570,892 in 1998 and $414,567 in 1997.

        The Bank had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.


                         INDEPENDENT PUBLIC ACCOUNTANTS

        On May 21, 1997, the Company dismissed its independent auditors, Heathcott & Mullaly, P.C. ("Heathcott & Mullaly"), and on the same date engaged the firm of Deloitte & Touche LLP as its independent auditors for the fiscal year ending December 31, 1997. Heathcott & Mullaly has been retained to assist the Company in completion of its internal audit program. Each of these actions was approved by the Audit Committee of the Board of Directors of the Company.

        The report of Heathcott & Mullaly on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audit of the fiscal years ended December 31, 1996 and 1995 and for the unaudited interim period through May 21, 1997, there were no disagreements with Heathcott & Mullaly on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Heathcott & Mullaly, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal years ended December 31, 1996 and 1995 and for the unaudited interim period through May 21, 1997, neither the Company nor any of its representatives sought the advice of Deloitte & Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

        In connection with the audit of the fiscal years ended December 31, 1996 and 1995 and for the unaudited interim period through May 21, 1997, Heathcott & Mullaly did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) that there existed a need to expand significantly the scope of its audit, or that information had come to Heathcott & Mullaly's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Heathcott & Mullaly to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to Heathcott & Mullaly's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to Heathcott & Mullaly's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Heathcott & Mullaly's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Heathcott & Mullaly's dismissal, the issue has not been resolved to Heathcott & Mullaly's satisfaction prior to its dismissal.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders to respond to shareholders' questions and will have the opportunity to make any statements they consider to be appropriate. The Board of Directors of the Company has selected Deloitte & Touche LLP as its independent auditors for the 1999 fiscal year.

                          ANNUAL REPORT ON FORM 10-KSB

        The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to Franklin Financial Corporation, P. O. Box 625, Franklin, Tennessee 37065, Attention:
Susan S. Lowman. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                 SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

        Shareholders may submit proposals appropriate for stockholder action at the Company's 2000 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by shareholders intended to be presented at the 2000 Annual Meeting must be received by the Company no later than December 28, 1999, in order to be included in the Company's proxy materials for that meeting. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2000 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 12, 2000, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. Such proposals should be directed to Franklin Financial Corporation, Attention: Corporate Secretary, 230 Public Square, Franklin, Tennessee 37064.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                    By Order of The Board of Directors,


                                    /s/ Richard E. Herrington

                                    Richard E. Herrington
                                    President and Chief Executive Officer


Franklin, Tennessee
April 26, 1999

                                                                      APPENDIX A


                         FRANKLIN FINANCIAL CORPORATION
                               230 PUBLIC SQUARE
                           FRANKLIN, TENNESSEE 37064

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Richard E. Herrington and Gordon E. Inman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FRANKLIN FINANCIAL CORPORATION to be held on May 18, 1999, at 4:30 p.m. at Franklin National Bank's Williamson Square office, 1105 Murfreesboro Road, Franklin, Tennessee 37064, and any adjournments or postponements thereof:

1. To elect six (6) directors for a term of one year and until their successors are elected and have qualified.

   [ ] FOR all nominees listed below (except as marked to        [ ] WITHHOLD AUTHORITY to vote for all nominees listed
       the contrary below)                                           below

 RICHARD E. HERRINGTON, GORDON E. INMAN, CHARLES R. LANIER, D. WILSON OVERTON,
                      EDWARD M. RICHEY AND EDWARD P. SILVA

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

                      (Continued and to be signed on back)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                  Please date and sign this
                                                  Proxy exactly as name(s)
                                                  appears on the mailing label.

                                                  ------------------------------

                                                  ------------------------------

                                                  Print Name(s):
                                                                ----------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

                                                  Dated:
                                                  ------------------------------

                                                  No. of shares owned:
                                                                      ----------